UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2025
RumbleOn, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-38248 (Commission File Number)	46-3951329 (I.R.S. Employer Identification No.)

901 W. Walnut Hill Lane, Suite 110A
Irving, Texas		75038
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (214) 771-9952

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 14, 2025, RumbleOn, Inc. (the “Company”) notified the Nasdaq Stock Market, LLC (“Nasdaq”) that the Company is temporarily not in compliance with continued listing requirements as set forth in Nasdaq Listing Rules 5605(b)(1) regarding the composition of the board of directors of the Company (the “Board”) because a majority of the Board is not comprised of Independent Directors (as defined in Nasdaq Listing Rule 5605(a)(2)) solely due to a vacancy on the Board resulting from the leadership transition described in Item 5.02 of this Current Report on Form 8-K.

On January 16, 2025, the Company received a response letter (the “Response”) from Nasdaq acknowledging the fact that the Company does not meet the requirements of such rules. The Response has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq and the Company’s common stock will continue to trade under the symbol “RMBL”. In accordance with Nasdaq Listing Rules, the Company has a cure period to regain compliance until the earlier to occur of its next annual stockholders meeting or January 13, 2026; provided, however, that if the next annual stockholders meeting is held before July 14, 2025, then the Company must evidence compliance no later than July 14, 2025.

The Board is seeking to regain compliance with Nasdaq Listing Rules 5605(b)(1) prior to the expiration of the applicable period granted under Nasdaq Listing Rules 5605(b)(1)(A).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Departure

On January 13, 2025, the Company announced that Michael Kennedy is no longer Chief Executive Officer (“CEO”) or a member of the Board of the Company.

The Company expects to enter into a separation agreement with Mr. Kennedy once the terms of such agreement are finalized and will file an amendment to this Current Report on Form 8-K to report any additional information required by Item 5.02 of Form 8-K within four business days after such information is determined or becomes available.

CEO Appointment

The Board appointed Michael Quartieri as CEO of the Company, effective as of January 13, 2025.

Mr. Quartieri, age 56, has served as a director of the Company since April 2024 and chairman of the Board since November 2024. He was the Senior Vice President and Chief Financial Officer of Dave & Buster’s Entertainment, Inc. (NASDAQ: PLAY) from January 2022 to June 2024. Mr. Quartieri served as Executive Vice President, Chief Financial Officer and Secretary of LiveOne, Inc. (NASDAQ: LVO) from November 2020 until December 2021. He served as Executive Vice President, Chief Financial Officer, Treasurer and Secretary at Scientific Games Corporation from November 2015 until June 2020. Mr. Quartieri held various positions at Las Vegas Sands, Corp. (NYSE: LVS) from October 2006 until November 2015, including Senior Vice President, Chief Accounting Officer and Global Controller. He previously spent thirteen years in various positions at Deloitte & Touche. He has served on the board of directors of Gambling.com Group (NASDAQ: GAMB) since July 2022. Mr. Quartieri holds a B.S. Accounting and a M. Acc. from the University of Southern California and maintains a CPA certificate from the State of California.

The Company expects to enter into an employment agreement with Mr. Quartieri once the terms of such agreement are finalized and will file an amendment to this Current Report on Form 8-K to report any additional information required by Item 5.02 of Form 8-K within four business days after such information is determined or becomes available.

EVP and COO Appointment

The Board appointed Cameron Tkach, who had been Vice President, Dealership Operations, as Executive Vice President (“EVP”) and Chief Operating Officer (“COO”) of the Company effective as of January 13, 2025.

Mr. Tkach, age 34, has more than 15 years of experience in the powersports industry and began his career with RideNow Powersports (“RideNow”) that was acquired by the Company in 2021. Prior to his current position, he served as Vice President of Pre-Owned Inventory from April 2024 until June 2024, Director of Pre-Owned Inventory from December 2023 until April 2024, Director of National Retail Operations from November 2022 until December 2023, Director of Special Projects from March 2022 until November 2022 and Executive Team Leader from January 2019 until March 2022. He previously held multiple positions at RideNow including Sales Manager, Finance Manager, General Manager and Operations Director.

The Company expects to enter into an employment agreement with Mr. Tkach once the terms of such agreement are finalized and will file an amendment to this Current Report on Form 8-K to report any additional information required by Item 5.02 of Form 8-K within four business days after such information is determined or becomes available.

There are no arrangements or understandings between Mr. Tkach and any other persons pursuant to which Mr. Tkach was appointed COO. Samantha Tkach, spouse of Mr. Tkach, has been employed by Wholesale Express, LLC, a subsidiary of the Company since 2019. Ms. Tkach serves as a Sales Representative. Since the beginning of the last fiscal year, Ms. Tkach has had total cash and other compensation of approximately $130,000. Mr. Tkach is the son of Mark Tkach, who is a holder of Class B common stock of the Company and a member of the Board. Mark Tkach is party to certain transactions with the Company as described in the Company’s Form 8-K dated December 19, 2024, the Company’s Form 8-K dated December 6, 2024, the Company’s Form 8-K dated November 26, 2024, the Company’s Form 8-K dated November 12, 2024, the Company’s 2024 Proxy Statement and the Company’s Form 10-K dated March 28, 2024 (collectively, the “Mark Tkach Related Party Transactions”). Cameron Tkach does not have any interest in the Mark Tkach Related Party Transactions. Other than Ms. Tkach’s compensation disclosed above and the Mark Tkach Related Party Transactions, there are no transactions since the beginning of the last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant, the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which Cameron Tkach had, or will have, a direct or indirect material interest. There are no other family relationships between Cameron Tkach and any other director or executive officer of the Company, or any persons nominated or chosen by the Company to be a director or executive officer. There are no other transactions to which the Company is a party and in which Cameron Tkach has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 8.01. Other Event.
On January 13, 2025, the Company issued a press release announcing the departure of Mr. Kennedy and the appointments of Mr. Quartieri as CEO, Mr. Tkach as COO, and Ms. Becca Polak as Vice Chairman and Lead Independent Director. A copy of the press release is furnished hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit	Description
99.1	Press release of RumbleOn, Inc. dated January 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: January 16, 2025	By:	/s/ Brandy Treadway
Brandy Treadway
Chief Legal Officer